                                 EXHIBIT 23.1

                      Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement of Westower Corporation on Form S-8 (File No.3333-65337) of our report dated February 4, 1999, on our audit of the consolidated financial statements of Westower Corporation and its subsidiaries as of September 30, 1998 and the seven months ended September 30, 1998 which report is included in this Amendment No. 2 on Form 10-KSB/A to the Transition Report on Form 10-KSB as filed on January 25, 1999.


/s/ PricewaterhouseCoopers LLP
Seattle Washington
February 8, 1999